EXHIBIT 10.7

FORM OF MORTGAGE AMENDMENT

FIRST AMENDMENT TO MORTGAGE, DEED OF TRUST,

ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (______COUNTY, ___________)

This FIRST AMENDMENT TO MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Amendment to Mortgage”) is made this 31st day of May, 2005 by DOLPHIN ENERGY CORPORATION, a Nevada corporation, 1331 – 17th Street, Suite 730, Denver, Colorado 80202 (“Mortgagor”), to STEPHEN J. SULLIVAN, as Trustee, whose address for notice is 821 17th Street, Suite 500, Denver Colorado 80202 (“Trustee”), for the benefit of PROMETHEAN ASSET MANAGEMENT L.L.C., a Delaware limited liability company, 750 Lexington, 22nd Floor, New York, New York 10022, on its own behalf and in its capacity as collateral agent for the benefit of the holders of the Notes (as defined in the Mortgage referred to below) (together with its successors and assigns, the “Mortgagee”). Unless otherwise defined herein, all terms defined in or by reference in the Mortgage will have the same meanings herein as therein defined.

RECITALS

A.

Mortgagor executed that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement dated August 19, 2004 (the “Mortgage”) and recorded as set forth on the attached Schedule I, for the benefit of Mortgagee to secure the Indebtedness described in the Mortgage. All capitalized terms used in this Amendment to Mortgage and not defined herein shall have the meanings ascribed to such terms in the Mortgage.

B.

Mortgagor and Mortgagee wish to amend the Mortgage to amend certain defined terms to reflect additional loans from the Holders to the Galaxy Parties and to amend certain other provisions contained therein.

AGREEMENT

In consideration of all funds advanced in respect of the Notes and the promises and agreements made in this Amendment to Mortgage, the sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee promise and agree as follows:

1.	Amendments to Mortgage. The Mortgage shall be amended as follows:

(a)	The First Recital to the Mortgage (Recital A) is hereby deleted in its entirety and replaced with the following:

A. Pursuant to that certain Securities Purchase Agreement dated as of August 19, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "2004 Purchase Agreement"), and that certain Securities Purchase Agreement dated as of May 31, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "2005 Purchase Agreement", and together with the 2004 Purchase Agreement, collectively, the “Purchase Agreement”), in each case between Galaxy Energy Corporation, a Colorado corporation ("Galaxy") and the investors listed on the Schedule of Buyers thereto, each of which is a holder of a Note (as defined below) (together with their respective successors and assigns, the "Holders"), each initial Holder made loans and certain other financial accommodations (collectively, the "Loans") to Galaxy, as evidenced by those certain Senior Secured Convertible Notes, dated as of August 19, 2004, October 27, 2004 and May 31, 2005, in each case made by Galaxy payable to each applicable Holder in the original aggregate principal amount of up to $30,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the

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same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Notes").

(b)	Replace Clause (a) of Section 1.01 of the Mortgage with the following:

(a)           All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas leases and/or oil, gas and other mineral leases, other mineral properties, mineral servitudes and/or mineral rights, “as extracted collateral” (as defined in the Applicable UCC) and other interests and estates and the lands and premises covered or affected thereby which are described on Exhibit A hereto without regard to any limitations as to specific lands or depths that may be set forth in Exhibit A (collectively called the “Hydrocarbon Property”) or which Hydrocarbon Property is otherwise referred to herein, and specifically, but without limitation, the undivided interests of Mortgagor which are more particularly described on attached Exhibit A. The Hydrocarbon Property shall include additional rights, titles interests and estates acquired by Mortgagor pursuant to: (i) Lease Acquisition and Development Agreement dated February 22, 2005 among Apollo Energy Corporation, ATEC Energy Ventures, LLC, et al. (collectively, “Apollo”) and Mortgagor, (ii) First Amendment to Lease Acquisition and Development Agreement dated March 22, 2005 between Apollo and Mortgagor, (iii) Lease Acquisition and Development Agreement dated February 23, 2005 between Marc A. Bruner (“Bruner”) and Apollo, (iv) First Amendment to Lease Acquisition and Development Agreement dated March 22, 2005 between Bruner and Apollo, (v) Amended Participation Agreement dated March 16, 2005 between Mortgagor and Bruner, (vi) Assignment of Contractual Rights dated March 16, 2005 from Bruner to Exxel Energy Corporation (collectively, the “Apollo Contracts”), (vii) Lease Exchange Agreement dated October 8, 2004, between Galaxy Energy Corporation and Pennaco Energy, Inc. (the “Pennaco Agreement”) and (viii) the Area of Mutual Interest provisions contained in the Operating Agreement dated June 30, 2000, between J.M. Huber Corporation (predecessor-in-interest to Windsor Oil & Gas, LLC) and Suncor Energy (Natural Gas) America, Inc. (predecessor-in-interest to Galaxy Energy Corporation) (the “Windsor Agreement”). The Hydrocarbon Property excludes the following (“Excluded Assets”): all rights, titles, interests and estates conveyed by Mortgagor to the Holders or their successors and assigns pursuant to the Conveyances of Overriding Royalty Interests (as defined in the 2005 Purchase Agreement).

(c)

Exhibit A to the Mortgage is hereby supplemented and amended by adding thereto Exhibit A to this Amendment to Mortgage. All references in the Mortgage to “Exhibit A” (including, without limitation, references to Exhibit A used in the definition of the term “Mortgaged Properties” set forth in the Mortgage) shall refer collectively to Exhibit A to the Mortgage and to Exhibit A to this Amendment to Mortgage. Any and all representations or warranties of Mortgagor made in the Mortgage with respect to the Mortgaged Properties shall also apply to the Mortgaged Properties added to the Mortgage pursuant to this Amendment to Mortgage.

(d)

Clause (b) of Section 1.03 of the Mortgage is hereby amended to delete the words “the other Security Documents (as defined in the Note)” in the 4th line of such clause (b) and replacing such words with the following:

the Loans, Conveyances of Overriding Royalty Interests (as defined in the 2005 Purchase Agreement) and overriding royalty interest assigned pursuant thereto (the "ORRIs"), the other Security Documents (as defined in the Notes)

and by adding the following provision to the end of such clause (b):

provided, however that the term "Indebtedness" as used herein will not include amounts owing under the ORRIs after the time all of the other Indebtedness has been paid in full and all obligations of the Holders and the Galaxy Parties under the Loan Documents other than the Conveyances of Overriding Royalty Interests (as defined in the 2005 Purchase Agreement)) have been terminated.

(e)	Insert the phrase “Except with respect to proceeds attributable to the Overriding Royalty Interest as defined in the 2005 Purchase Agreement,” at the beginning of the second sentence in Section 2.06.

(f)	Replace the word “Lender” with the word “Holder” each time it appears in Section 2.06.

(g)	Replace Section 3.07 with the following:

Sale, Encumbrance or Removal. Mortgagor will not at any time during the existence hereof, sell, assign, transfer, mortgage, encumber, or otherwise dispose of any Mortgaged Property, except (i) conveyances of interests in strict accordance with the terms of the Apollo Contracts, the Conveyances of Overriding Royalty Interests (as defined in the 2005 Purchase Agreement), the Pennaco Agreement and the Windsor Agreement, (ii) sales of Hydrocarbons in the ordinary course of business and only then in compliance with the terms of this Mortgage and (iii) the sale of obsolete or worn out equipment or personal property, and Mortgagor shall not remove or permit to be removed, any personal or other removable property at any time covered hereby from the premises upon which the same may be situated unless moved to another portion of the Mortgaged Property or replaced with property of equal value and in which Mortgagee has a first priority perfected security interest, provided however, in no event shall any conveyance pursuant to the Apollo Contracts decrease the Galaxy Parties working interest in the properties covered thereby to less than 19%.

(h)	Replace the second sentence of Section 3.14 with the following:

In the event of any loss under any insurance policies so carried by Mortgagor, Mortgagee shall have the right (but not the obligation) to make proof of loss and collect the same, and all amounts so received shall be applied: (i) to the costs, charges and expenses (including reasonable attorneys’ fees), if any, incurred in the collection thereof; and (ii) then, either (A) so long as no Event of Default is continuing, to repair or replacement of any property damaged by the casualty if such property is necessary for continued operation of Mortgaged Property, then to the payment of the Indebtedness in such order as Mortgagee determines in Mortgagee's sole discretion, with any balance remaining payable to the order of Mortgagor; or (B) if an Event of Default is continuing, to the payment of the Indebtedness in such order as Mortgagee determines in Mortgagee's sole discretion, with any balance remaining payable to the order of Mortgagor.

(i)

Insert the parenthetical “(EXCEPT WITH RESPECT TO PROCEEDS ATTRIBUTABLE TO THE OVERRIDING ROYALTY INTEREST AS DEFINED IN THE 2005 PURCHASE AGREEMENT)” after the phrase “MORTGAGEE HAS RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS” in the first sentence of Section 4.16.

(j)	Replace Section 6.02 with the following:

Releases and Amendments of Mortgage. The Apollo Contracts and the Conveyances of Overriding Royalty Interests (as defined in the 2005 Purchase Agreement) require conveyances of interests from Mortgagor to reflect acquisition of interests in new leases and changes in Mortgagor’s working interest ownership in leases under the terms of said agreements. The parties to the Apollo Contracts agreed that, commencing January 1, 2006, and on each January 1 thereafter during the terms of the Apollo Contracts, they shall execute and file of record cross assignments to accurately reflect their ownership interests in the property subject to the Apollo Contracts. The Pennaco Agreement and the Windsor Agreement authorize exchanges of leases of equal value to consolidate leasehold ownership. In order to maintain proper constructive notice and record title to interests in the lands covered by this Mortgage, Mortgagor, Mortgagee and Trustee shall promptly execute and deliver as often as necessary amendments to this Mortgage to encumber interests acquired by Mortgagor subsequent to execution to this Mortgage and to release interests required to be conveyed by Mortgagor pursuant to the Apollo Contracts (subject to the 19% retained working interest required by Section 3.07 hereof), the Conveyances of Overriding Royalty Interests (as defined in the 2005 Purchase Agreement), the Pennaco Agreement and the Windsor Agreement. All such amendments and partial releases shall be executed and delivered at the same time the conveyances are delivered to the respective assignees. If all Indebtedness secured hereby shall be paid and the Loan Documents terminated, Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

(k)

Insert the phrase “Except with respect to transfers resulting from the Apollo Contracts, the Conveyances of Overriding Royalty Interests (as defined in the 2005 Purchase Agreement), the Pennaco Agreement and the Windsor Agreement,” at the beginning of Section 6.12.

(l)	Replace Section 6.18 with the following:

Subrogation; Prior Deeds of Trust. To the extent that proceeds of the Indebtedness are used to pay obligations secured by any outstanding lien, privilege, security interest, charge or prior encumbrance against any Mortgaged Property ("Prior Deeds of Trust"), such proceeds have been advanced at Mortgagor's request, and the Trustee for the benefit of the Mortgagee or the Mortgagee as agent for the party or parties advancing the same shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such Prior Deeds of Trust, privileges, security interests, charges or encumbrances, irrespective of whether said liens, privileges, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such obligations, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said obligations. Mortgagor and Mortgagee acknowledge that this Mortgage amends, restates and consolidates the Prior Deeds of Trust, and all liens, claims, rights, titles, interests and benefits created and granted by the Prior Deeds of Trust shall continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed as security for the Indebtedness.

(m)	Insert the following two new provisions as Sections 6.19 and 6.20:

Section 6.19     Compliance with Usury Laws. It is the intent of Mortgagor, Mortgagee and all other parties to the Loan Documents to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein or in the other Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be collected, charged, taken or received by applicable law from time to time in effect.

Section 6.20       Authority of Mortgagee. The Holders of the Indebtedness secured hereby may, by agreement among them, provide for and regulate the exercise of rights and remedies hereunder, but, unless and until modified to the contrary in writing signed by all such persons and recorded in the same counties as this Mortgage is recorded, (i) all persons other than Mortgagor and its affiliates shall be entitled to rely on the releases, waivers, consents, approvals, notifications and other acts (including, without limitation, or the appointment or substitution of trustees hereunder and the bidding in of all or any part of the Indebtedness held by any one or more persons, whether the same be conducted under the provisions hereof or otherwise) of Mortgagee, without inquiry into any such agreements or the existence of required consent or approval of any Holders of Indebtedness and without the joinder of any party other than Mortgagee in such releases, waivers, consents, approvals, notifications or other acts and (ii) all notices, requests, consents, demands and other communications required or permitted to be given hereunder may be given to Mortgagee.

2.               Effect. Except as specifically amended by Section 1 of this Amendment to Mortgage, the Mortgage continues in full force and effect, uninterrupted and unabated. The Mortgage is hereby ratified, adopted, confirmed, reinscribed and renewed. All representations, warranties and covenants of Mortgagor in the Mortgage are hereby repeated, remade and incorporated herein by this reference for the benefit of the Mortgagee and the Holders on and as of the date hereof, except to the extent changed by the transactions contemplated by this Amendment to Mortgage.

3.               Miscellaneous. The provisions of Sections 6.03, 6.07, 6.09 and 6.15 of the Mortgage shall be incorporated herein by reference mutatis mutandis and shall be deemed a part of this Amendment to Mortgage.

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IN WITNESS WHEREOF, the Mortgagor and Mortgagee have executed this Amendment to Mortgage to be effective as of the date first set forth above.

Mortgagor: Dolphin Energy Corporation a Nevada corporation By: _____________________________ Cecil Gritz, Chief Operating Officer	Mortgagee: Promethean Asset Management L.L.C., individually and as Collateral Agent By: ___________________________ Robert J. Brantman, partner and authorized signatory

ACKNOWLEDGMENTS

STATE OF COLORADO	)

) ss.

CITY AND COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me this 31st day of May, 2005, by Cecil D. Gritz as chief operating officer of Dolphin Energy Corporation, a Nevada corporation, on behalf of said corporation.

Witness my hand and official seal.

______________________________

Notary Public
My Commission Expires:

STATE OF NEW YORK	)
)ss.
COUNTY OF NEW YORK	)

The foregoing instrument was acknowledged before me this 31st day of May, 2005, by Robert J. Brantman as partner and authorized signatory of PROMETHEAN ASSET MANAGEMENT L.L.C., a Delaware limited liability company, on behalf of said limited liability company.

Witness my hand and official seal.

__________________________________

Notary Public

My Commission Expires:

Schedule I

Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement dated August 19, 2004, entered into by Dolphin Energy Corporation, for the benefit of Promethean Asset Management L.L.C., and recorded as follows:

County	State	Date	Recording Date	Book	Page	Reception Number

EXHIBIT A

Attached to and made a part of that certain First Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement

from Dolphin Energy Corporation (Mortgagor) for the benefit of Promethean Asset Management L.L.C. (_____________ County, ____________________)

Lease Number	Legal	Gross Acres	Net Acres	Mineral Owner	Dated	Original Lessor	Net WI %